Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated November 12, 1996 (Specialty Care Network, Inc.), July 12, 1996 (Reconstructive Orthopaedic Associates, Inc.), August 28, 1996 (Princeton Orthopaedic Associates, P.A.), October 15, 1996 (Tallahassee Orthopedic Clinic, Inc.), October 11, 1996 (Greater Chesapeake Orthopaedic Associates, LLC) and August 20, 1996 (Vero Orthopaedics, P.A.) in the Registration Statement (Form S-1) and related Prospectus of Specialty Care Network, Inc. dated December 11, 1996.


                                            /s/ Ernst & Young LLP

                                            ERNST & YOUNG LLP

Denver, Colorado
December 10, 1996